UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 28, 2023

PennyMac Financial Services, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-38727	83-1098934
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3043 Townsgate Road, Westlake Village, California	91361
(Address of principal executive offices)	(Zip Code)

(818) 224-7442

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value	PFSI	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

As previously disclosed in the periodic reports of PennyMac Financial Services, Inc. (the “Company”), on November 5, 2019, Black Knight Servicing Technologies, LLC (“BKST”) filed a Complaint and Demand for Jury Trial in the Fourth Judicial Circuit Court in and for Duval County, Florida (the “Florida State Court”), captioned Black Knight Servicing Technologies, LLC v. PennyMac Loan Services, LLC (“PLS”), Case No. 2019-CA-007908 (the “BK Complaint”). Allegations contained within the BK Complaint included breach of contract and misappropriation of MSP® System trade secrets in order to develop an imitation mortgage-processing system intended to replace the MSP® System. The BK Complaint sought damages for breach of contract and misappropriation of trade secrets in excess of $340 million, injunctive relief under the Florida Uniform Trade Secrets Act (the “FUTSA”) and declaratory judgment of ownership of all intellectual property and software developed by or on behalf of PLS as a result of its wrongful use of and access to the MSP® System and related trade secret and confidential information. On March 30, 2020, the Florida State Court granted a motion to compel arbitration filed by PLS.

On November 28, 2023, the arbitrator issued an interim award (the “Interim Award”) granting in part and denying in part BKST’s breach of contract claim and denying BKST’s claim of trade secrets misappropriation under the FUTSA. The arbitrator awarded BKST damages in the amount of $155,230,792, the amount of which represents six years of avoided license fees, plus prejudgment interest and reasonable attorney fees, but denied all of BKST’s claims for injunctive and declaratory relief. Accordingly, all intellectual property and software developed by or on behalf of PLS, including PLS’ loan servicing technology known as Servicing Systems Environment, or SSE, remain the proprietary technology of PLS, free and clear of any restrictions on use. The Interim Award is subject to statutory periods allowing either party to move to correct or modify the Interim Award or move to vacate the Interim Award before it is confirmed in the Florida State Court. As a result, there can be no certainty that the Interim Award will not be subject to change.

Item 7.01    Regulation FD Disclosure.

The Company expects to record an accrual for the Interim Award that will be reflected in its financial results for the fourth quarter of fiscal year 2023 as further disclosed in Exhibit 99.1 and incorporated herein by reference.

The information in Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1 attached hereto, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, or otherwise subject to the liabilities of Section 18, nor shall it be deemed incorporated by reference into any disclosure document relating to the Company, except to the extent, if any, expressly set forth by specific reference in such filing.

Forward-Looking Statements

This Current Report on Form 8-K and Exhibit 99.1 hereto contain “forward-looking statements”, including statements regarding the Interim Award and the ongoing proceedings relating thereto.  Forward-looking statements can generally be identified by the use of words such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “forecast,” “intend,” “may,” “plan,” “project,” “potential,” “seek,” “should,” “think,” “will,” “would” and similar expressions, or they may use future dates. Forward-looking statements in this Form 8-K and Exhibit 99.1 include, without limitation (i) statements regarding the terms and conditions of the Interim Award, which may be subject to change, (ii) the Company’s expectations as to a legal reserve for the Interim Award and the potential impact of the Interim Award and the ongoing proceedings on the Company’s financial position and results of operations, which may be subject to change and (iii) the ownership and/or use of the SSE technology by the Company in the future. These forward-looking statements are subject to assumptions, risks and uncertainties that may change at any time, and readers are therefore cautioned that actual results could differ materially from those expressed in any forward-looking statements. Factors that could cause actual results to differ include, among other things: risks and uncertainties discussed in the Company’s filings with the SEC, including the “Risk Factors” sections of the Company’s Annual Report on Form 10-K for the year ended December 31, 2022. The Company undertakes no obligation to update any forward-looking statements as a result of new information, future developments or otherwise, except as expressly required by law. All forward-looking statements in this Form 8-K and Exhibit 99.1 are qualified in their entirety by this cautionary statement.

Item 9.01    Financial Statements and Exhibits.

(d)  Exhibits.

Exhibit No.	Description

99.1	Investor Update Presentation
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PENNYMAC FINANCIAL SERVICES, INC.

Dated: December 4, 2023	/s/ Daniel S. Perotti
Daniel S. Perotti
Senior Managing Director and Chief Financial Officer